Exhibit 99.1

333 North Central Avenue • Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk	David P. Joint	Eric E. Kinneberg
	(602) 366-8016	(504) 582-4203	(602) 366-7994

Freeport-McMoRan Announces Early Results

of Exchange Offers and Consent Solicitations

PHOENIX, AZ, December 12, 2016 – Freeport-McMoRan Inc. (NYSE: FCX) announced today the early results of its previously announced offers to eligible holders to exchange any and all of the outstanding senior notes issued by Freeport-McMoRan Oil & Gas LLC (FM O&G), FCX Oil & Gas LLC and FMSTP Inc., as co-issuers, and guaranteed by FCX, for (1) new senior notes to be issued by FCX and guaranteed by FM O&G and (2) cash.

The following table sets forth a summary of tenders and consents validly received and not withdrawn as of 5:00 p.m., New York City (NYC) time, on December 12, 2016, the early tender deadline, according to D.F. King & Co., Inc., the exchange agent and information agent in connection with the exchange offers and consent solicitations:

Existing Senior Notes	Aggregate Principal Amount Outstanding	Principal Amount of Existing Notes Tendered by Early Tender Deadline and New FCX Notes to be Delivered in Exchange Therefor *	Percentage of Existing Notes Tendered
6.125% due 2019	$236.9 million	$177.2 million	74.79%
6 1⁄2% due 2020	$617.0 million	$551.9 million	89.45%
6.625% due 2021	$261.5 million	$227.6 million	87.05%
6.75% due 2022	$448.5 million	$403.0 million	89.86%
6 7⁄8% due 2023	$778.5 million	$726.5 million	93.32%

*	FCX will pay approximately $14.5 million in cash consideration for the existing notes tendered as of the early settlement date and accepted for exchange plus accrued and unpaid interest up to, but not including, the early settlement date.

FCX expects the early settlement date for the exchange offers to be on December 13, 2016.

FCX has received the requisite consents from holders of the existing notes to amend the indentures governing the existing notes to eliminate certain of the covenants, restrictive provisions and events of default and conform certain covenants to those in the outstanding notes of FCX. The co-issuers, FCX and the trustee for the existing notes will enter into a supplemental indenture that will give effect to the proposed amendments to the indentures governing the existing notes. FCX intends to accept for exchange the existing notes validly tendered in the exchange offers on the early settlement date, at which time such amendments will become operative with respect to the existing notes that remain outstanding. Those notes will no longer have the benefit of the protection of the covenants, restrictive provisions and events of default eliminated by the applicable proposed amendments and will be subject to the covenants as modified by the proposed amendments.

Notwithstanding the expected early settlement on December 13, 2016, eligible holders of the remaining existing notes totaling $256.1 million may still tender through 11:59 p.m., NYC time, on December 27, 2016, unless extended or terminated, and any such tenders will be irrevocable. For each $1,000 principal amount of existing notes tendered before the expiration time, eligible holders will receive $970 principal amount of new FCX senior notes and the cash consideration as set forth in the offering memorandum and consent solicitation statement and FCX’s press release, each dated November 29, 2016.

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Eligible holders of the existing notes that do not validly tender before the expiration time will continue to hold those notes, but such notes will no longer have the benefit of the protection of the covenants, restrictive provisions and events of default eliminated by the applicable proposed amendments and will be subject to the covenants as modified by the proposed amendments.

The new FCX senior notes have not been registered with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended (Securities Act), or any state or foreign securities laws. The new senior notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Only persons who certify that they are (1) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or (2) not “U.S. persons” and are outside of the United States within the meaning of Regulation S under the Securities Act, are authorized to receive and review the offer materials. The complete terms and conditions of the exchange offers and related consent solicitations are described in the offer materials, copies of which may be obtained by contacting D.F. King & Co., Inc., the exchange agent and information agent in connection with the exchange offers and related consent solicitations, at (888) 886-4425 (U.S. toll-free) or (212) 269-5550 (banks and brokers) or by visiting www.dfking.com/fcx. Holders that are not eligible holders will not be able to receive such documents, but FCX will make alternative arrangements available. Such holders should contact D.F. King & Co., Inc. to receive information about arrangements available to them.

If you are a holder of existing notes and wish to participate in an exchange offer for which you are eligible and your existing notes are held by a custodial entity, such as a commercial bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your existing notes on your behalf pursuant to the procedures of that custodial entity. Please contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their commercial bank, broker, custodian or other nominee at least five business days prior to the expiration time in order to allow adequate processing time for their instruction.

FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is the world’s largest publicly traded copper producer.

FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America.

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as expectations related to the exchange offers and completion of the consent solicitations to amend the indentures governing the existing notes. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include the factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC as updated by FCX’s subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward looking statements.

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